UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Consent Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Consent Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Silver Star Properties REIT, Inc.
(Name of Registrant as Specified in Its Charter)

Allen R. Hartman Hartman XX Holdings, Inc. Hartman vREIT XXI, Inc. Hartman Family Protection Trust LISA HARTMAN Charlotte Hartman VICTORIA HARTMAN MASSEY MARGARET HARTMAN
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On Saturday, January 27, 2024, Allen Hartman and the other members of the Hartman Group distributed the below email to stockholders of Silver Star Properties REIT, Inc. (“Silver Star”) regarding Silver Star’s ongoing Consent Solicitation and the Hartman Group’s opposing Consent Revocation Statement:

Dear Shareholder,

Most of you agree, it is time to wind down this Texas properties REIT, sell assets, and return your invested capital to you. Thank you for not voting in Silver Star’s solicitation, or revoking your vote through InvestorCom, our proxy Solicitor.

We have received several reports from you that you called or voted on Okapi Partners (Silver Star’s proxy solicitor) platform and were either 1) not able to change your vote from “for” the board’s recommendations to “against” or 2) did change your vote on the phone or through their website, but when visiting their website, saw that your vote was unchanged.

For this reason, we highly encourage you to call InvestorCom at (877) 972-0090 on Monday to revoke. This will allow us to confirm your revocation on our end and ensure that it is accounted for. Monday is the last day to vote, so please be sure to call before 4:00 pm Eastern Time.

Thank you so much.

Allen R. Hartman

Former CEO, Director, and Largest Shareholder of Silver Star Properties REIT, Inc.

IR@hartman-investments.com

Toll Free (877) 972-0090

info@investor-com.com

Additional Information

On January 9, 2024, the persons identified on the cover page hereto (collectively, the “Hartman Group”) filed a Definitive Consent Revocation Statement on Schedule 14A (the “Definitive Consent Revocation Statement”), together with a BLUE consent revocation card, with the SEC in connection with the consent solicitation initiated by Silver Star Properties REIT, Inc. (the “Consent Solicitation”). STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE CONSENT REVOCATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE HARTMAN GROUP FILES WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the Definitive Consent Revocation Statement, and any amendments or supplements thereto, and any other documents (including the BLUE consent revocation card) at the SEC’s website (http://www.sec.gov). PLEASE DO NOT MAKE ANY DECISION REGARDING SILVER STAR’S CONSENT SOLICITATION UNTIL YOU RECEIVE OUR MATERIALS.

Certain Information Regarding Participants

The respective members of the Hartman Group may be deemed to be participants in the solicitation of consent revocation cards from stockholders in connection with the Consent Solicitation. Additional information regarding the identity of these participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Definitive Consent Revocation Statement and any other materials to be filed with the SEC in connection with the Consent Solicitation.